EXHIBIT 11(a)


                 JORDEN BURT BERENSON & JOHNSON LLP
                 1025 Thomas Jefferson Street, N.W.
                       Washington, D.C.  20007
                         Tel: (202) 965-8100
                     Telecopier: (202) 965-8104



                           April 18, 1997


   Maxim Series Fund, Inc.
   8515 East Orchard Road
   Englewood, Colorado  80111

   Ladies and Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Counsel in the Prospectus contained in Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A (File No. 2-75503) filed by Maxim Series Fund, Inc. w i th the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                             Very truly yours,


                             /S/  JORDEN  BURT BERENSON & JOHNSON
   LLP
                             JORDEN BURT BERENSON & JOHNSON LLP